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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" and in the headnotes to "Selected Consolidated Financial Information" and to the use of our report dated April 20, 1998 (except Note 12, as to which the date is April 27, 1998), in the Registration Statement (Form S-1 No. 333-51357) and related Prospectus of LMI Aerospace, Inc. for the registration of 2,300,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

St. Louis, Missouri
June 29, 1998